UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, John P. Gandolfo tendered his resignation as Chief Financial Officer of Xtant Medical Holdings, Inc. (the “Company”). In connection with his separation from the Company, on August 25, 2017, the Company and Mr. Gandolfo entered into a Confidential Consulting and Severance Agreement and General Release (the “Agreement”), that specifies the terms of, and the benefits he is eligible to receive in connection with, his departure from the Company.

Subject to his compliance with the terms and conditions of the Agreement, Mr. Gandolfo will receive $375,000 (which will be paid over 26 equal bi-weekly payments beginning on the first regularly scheduled payday following the effective date).

From September 1, 2017 through November 30, 2017, Mr. Gandolfo will serve in a consulting role where he will assist the Company, at its reasonable requests, with general financial advisory services and, if necessary, assistance with respect to any investigative, administrative or regulatory proceedings. Pursuant to the Agreement, the Company shall pay Mr. Gandolfo a rate of $250 per hour for his services and will reimburse all reasonable pre-approved business expenses incurred in connection with providing the services. The Agreement also contains cooperation provisions and restrictive covenants that are customary in an agreement of this type.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ Carl D. O’Connell
Name: Carl D. O’Connell
Title: Chief Executive Officer